Exhibit 10(ii)

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information incorporated by reference in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 for First MetLife Investors Variable Annuity Account One, issued through First MetLife Investors Insurance Company (File No. 333-96785). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

/s/    W. Thomas Conner

W. Thomas Conner

Washington, D.C.

September 27, 2004